Exhibit 99.2

First Quarter 2017 Earnings Presentation

Forward Looking Language When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS, an increase of which could result in a reduction of the yield on MBS in our portfolio and could require us to reinvest the proceeds received by us as a result of such prepayments in MBS with lower coupons; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS and relating to MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on Non-Agency MBS and residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s Agency MBS, Non-Agency MBS and residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modification, foreclosure and liquidation; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as the Board deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the Securities and Exchange Commission (SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to successfully implement its strategy to grow its residential whole loan portfolio which is dependent on, among other things, the supply of loans offered for sale in the market; expected returns on our investments in non-performing residential whole loans (NPLs), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; and risks associated with investing in real estate assets, including changes in business conditions and general economic conditions. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made and are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new 2 information, future events or otherwise.

Executive summary • In this historically low interest rate environment, we continue to generate attractive returns from residential credit mortgage assets. • In the first quarter we generated EPS of $0.20. • Book value per share increased to $7.66 versus $7.62 at the end of 2016. • MFA continued to acquire credit sensitive residential mortgage assets, such as 3 year step-up securities and Credit Risk Transfer securities in response to attractive investment opportunities. 3

Executive summary Through volatile markets and both interest rate generated strong long term returns to investors and credit cycles, MFA has (1) As of 3/31/17 assuming reinvestment of dividends. 4 Time PeriodAnnualized MFA Shareholder Return (1) Since January 1, 200015.4% 10 Year13.8% 5 Year15.7% 1 Year31.0%

2017 investment strategy Be positioned for less predictable fiscal and monetary policy. 1. Focus on shorter term, less interest rate sensitive assets. 2. Blend mortgage credit exposure with interest rate exposure. 3. Maintain staying power and the ability to invest in distressed, less liquid assets: •Permanent equity capital •Debt to equity ratio is low enough to accommodate potential declines in asset prices 4. Invest with focus on long term performance 5

Market conditions and changes in asset allocation • While the Federal Reserve increased the Fed Funds rate in both December and March, yields on credit sensitive assets remained flat as investors priced in more optimistic credit assumptions. • We did not reinvest all of our first quarter runoff due to credit asset pricing and our strategy of allowing Agency MBS runoff. • However, we are seeing ample supply of credit sensitive loans which we believe will lead to sizable investment opportunities for MFA in 2017. 6

First quarter investment flows

Our assets run off due to amortization, paydowns or sale, allowing reinvestment opportunities in changing interest rate and credit environments.

$ in Millions	December 31, 2016	1st Quarter Runoff	1st Quarter Acquisitions	MTM and other changes	March 31, 2017	1st Quarter Change
Re-performing and Non-performing Loans	$1,405	$(43)	$—	$(13)	$1,349	$(56)
3 Year Step-up Securities [1]	$2,655	$(353)	$150	$1	$2,453	$(202)
Credit Risk Transfer Securities	$405	$(4)	$87	$10	$498	$93
Legacy Non-Agency MBS	$3,171	$(190)	$—	$34	$3,015	$(156)
Agency MBS	$3,738	$(226)	$—	$(17)	$3,495	$(243)
Totals	**$11,374**	**$(816)**	**$237**	**$15**	**$10,810**	**$(564)**

(1) 3 year step-up securities are securitized financial instruments that are backed primarily by re-performing and non-performing loans. The majority of these securities are structured such that the coupon increases up to 300 basis points (bps) at 36 months or sooner.

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MFA’s yields and spreads remain attractive 4.61% 4.34% 4.23% 4.19% Earning Assets 2.27% 2.12% 2.13% 2.14% Rate Spread 2.9x 3.1x 3.1x 3.3x Equity Ratio 8 FirstFourthThirdSecond QuarterQuarterQuarterQuarter 2017201620162016 Yield on Interest Net Interest Debt to

First quarter 2017 yields and spreads by asset type

Asset	Yield/Return	Cost of Funds	Net Spread	Debt/Net Equity Ratio
Agency MBS	1.98%	(1.49)%	0.49%	7.7x
Legacy Non-Agency MBS	8.90%	(3.05)%	5.85%	1.8x
3 Year Step-up Securities	4.02%	(2.30)%	1.72%	3.2x
Credit Risk Transfer Securities	5.93%	(2.25)%	3.68%	2.3x
RPL Whole Loans	5.65% (1)	(3.19)%	2.46%	1.3x
NPL Whole Loans	(2)	(3.29)%	(2)	1.9x

(1) Net of 30 bps of servicing costs.

(2) These residential whole loans are held at fair value and produce GAAP income/loss based on changes in fair value in the current period, and therefore results will vary on a quarter-to-quarter basis. MFA expects to realize returns over time on these whole loan investments of 5-7%.

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MFA FINANCIAL, INC.

MFA's interest rate sensitivity remains low, as measured by estimated net duration

$ in Millions

Assets	Market Value	Average Coupon	Duration
Non-Agency ARMs (12 months or less MTR)	$2,552	3.51%	0.4
3 Year Step-up Securities	$2,453	4.05%	0.3
Non-Agency Fixed Rate	$961	5.80%	3.0
Residential Whole Loans	$1,383	4.44%	2.8
Agency ARMs (12 months or less MTR)	$1,436	3.19%	0.6
Agency ARMs (13-120 MTR)	$694	2.90%	1.7
Agency 15-Year Fixed Rate	$1,362	3.05%	3.1
Cash, Cash Equivalents and Other Assets	$626		0.1
TOTAL ASSETS	**$11,468**		1.29
Hedging Instruments	**Notional Amount**		**Duration**
Swaps (Less than 3 years)	$1,100		-1.0
Swaps (3-10 years)	$1,750		-3.4
TOTAL HEDGES	**$2,850**		**-2.5**
Estimated Net Duration			**0.69**

MTR: Months to reset

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Low sensitivity to prepayment rates Legacy Non-Agency MBS discount accretion has exceeded Agency MBS premium amortization since 2013. MFA's Agency MBS Premium Amortization and Legacy Non-Agency MBS Discount Accretion by quarter $30 $25 $20 $15 $10 $5 $0 Agency MBS Premium Amortization Legacy Non-Agency MBS Discount Accretion 11 Millions ($) Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 Q1 -2017

Continued positive fundamentals for residential mortgage credit Fundamental and technical support for residential credit assets and home prices. • • According to the National Association of Realtors: • Existing-home sales for March increased 4.4% to a seasonally adjusted annual rate of 5.71 million units, the highest month of sales since February 2007. • The median existing home price in March 2017 was up 6.8% versus March 2016. • Total housing inventory at the end of March 2017 was 1.83 million units, down 6.6% versus March 2016. CoreLogic reports that 1 million mortgages (on homes with a mortgage) were seriously delinquent at year end 2016. This compares to a peak delinquency • of 3.7 million mortgages in January 2010. 12

Recent trends in credit sensitive loan trading • Bid prices for Re-performing whole loans have been firm due to strong demand despite higher funding costs due to Fed Fund increases in December and March. • Non-performing whole loans have also seen firm pricing, partly due to DOJ settlements. • We have maintained our patient and disciplined investment process. • “Winner take all” nature of whole loan bids is unique and unlike the acquisition process for other assets. • Significant future supply should afford us ample opportunity to continue to grow this portfolio. 13

Credit sensitive residential whole loan portfolio • Early results indicate returns to date are consistent with our expectation of 5-7%. • Utilizes the same residential mortgage credit expertise we have employed in Legacy Non-Agency MBS since 2008. • We believe that our oversight of servicing decisions (loan modifications, short sales, etc.) produces better NPV outcomes. • Actively managing loan portfolio through in-house asset management professionals utilizing third-party special servicers. 14

3 year step-up securities portfolio • Current market yields of mid to high 3%. • Well protected portfolio with substantial credit enhancement. • Growing number of repo providers for this asset class. • Very short assets with an average of 18 months remaining to step-up. • We have witnessed very low levels of price volatility. 15

LTV breakdown of non-delinquent mortgage loans underlying MFA’s Legacy Non-Agency MBS 1,400 1,200 1,000 800 600 400 200 0 <= 60% 61-80% 81-90% 91-100% LTV 101-110% 111-125% > 125% • These loans are up to date on all required mortgage payments. • Underlying loans are nearly eleven years seasoned on average. Source: CoreLogic Data as of March 31, 2017 16 $ (Millions)

Summary • Wecontinuetoidentifyandacquireattractivecreditsensitiveresidential mortgage assets. • We continued to acquire 3 year step-up and CRT Securities during the first quarter of 2017. • Our credit sensitive assets continue to perform well. • MFA is well-positioned for changes in prepayment rates, monetary policy and/ or interest rates. 17

Additional Information 18

Book value increased due to impact of fair value changes in Legacy Non-Agency MBS 19 Book value per common share as of 12/31/16$7.62 Net income available to common shareholders0.20 Common dividend declared during the quarter(0.20) Net change attributable to Agency MBS(0.03) Net change attributable to Non-Agency MBS and CRT securities0.04 Net change in value of swap hedges0.03 Book value per common share as of 3/31/17$7.66

First Quarter value Non-Agency MBS impact on MFA book Per Share(1) (0.06) a discount. This income increases amortized cost and lowers unrealized gains (1) Does not include impact of swap hedges. 20 Impact Impact of change in market prices$0.11 Realized gains from asset sales: Reallocation from OCI to Retained Earnings(0.03) Discount Accretion: Primarily income in excess of coupon on Non-Agency MBS purchased at Principal Paydowns0.05 Realized Credit Losses(0.03) Total$0.04